                                    EXHIBIT 1

                                 PROMISSORY NOTE


$500,000.00                                                 Nashville, Tennessee
                                                                 August 30, 1997

         FOR VALUE RECEIVED, the undersigned, Paul W. Enoch, Jr., an individual residing in Nashville, Davidson County, Tennessee (hereinafter referred to as the "Maker"), as satisfaction of the purchase price due under that certain Stock Purchase Agreement dated May 6, 1997, by and between Paul W. Enoch, Jr, and Net/Tech International, Inc. and attached hereto as Exhibit A, hereby promises to pay to the order of Net/Tech International, Inc., a Delaware corporation, its successors and assigns (hereinafter referred to as "Lender"), at par in lawful money of the United States of America, at the Lender's principal office or such other location as the Lender may designate in writing from time to time, the principal sum of Five Hundred Thousand and NO/100THS Dollars ($500,000.00), without interest.

         The principal balance of this Note shall be due on or before December 31,1997. This Note due hereunder may prepaid, in whole or in part, at any time or from time to time, without penalty. Payment shall be made by wire transfer or by certified cashier's check.

         This Note is secured by 400,000 shares of common stock, $0.01 par value per share, of the Lender pursuant to that certain Stock Pledge Agreement of even date herewith by and between Maker and Lender, to which reference is hereby made for a more complete description.

         In the Maker makes a general assignment for the benefit of creditors; or, files a voluntary petition in bankruptcy; or, a petition for reorganization under the bankruptcy laws; or if a petition in bankruptcy is filed against the Maker; then, in any such case the remaining unpaid principal sum evidenced by this Note, shall, at the option of the Lender, without notice, become due and payable forthwith. Failure of the Lender to exercise this right of accelerating the maturity of the debt, or indulgence granted from time to time, shall in no event be considered as a waiver of said right of acceleration or prevent the Lender from exercising said right. Notwithstanding anything herein to the contrary, the Maker shall have a period of thirty (30) days from the date of receipt of notice of a default hereunder to cure any such default.

         Time is of the essence in respect of this Note, and in case this Note is collected by law or through an attorney-at-law, or under advice therefrom whether or not suit is brought, Maker agrees to pay all costs of collection, including reasonable attorneys' fees.

         This Note is intended as a contract and an obligation under the laws of the State of Tennessee and shall be construed and enforceable in accordance with the local laws of said State.

         The Maker, endorsers, and all parties to this Note and all who may become liable for same, jointly and severally waive presentment for payment, protest, notice of protest, notice of nonpayment of this Note, demand and all legal diligence in enforcing collection, and hereby expressly agree that the lawful owner or holder of this Note may defer or postpone collection of the whole or any part hereof, or may extend or renew the whole or any part hereof, or may accept additional collateral or security for the payment of this Note, or may release the whole or any part of any collateral, security and/or liens given to secure the payment of this Note, or may release from liability on account of this Note any one or more of the Maker, endorsers, and/or other parties hereto, all without notice to them or any of them; and such deferment, postponement, renewal, extension, acceptance of additional collateral or security and/or release shall not in any way affect or change the obligation of any such maker, endorser, or other party to this Note, or of any other party who may become liable for the payment hereof.

         IN WITNESS WHEREOF, the undersigned has executed this Note as of the date, month and year first above written.

                                        MAKER:

                                        /s/ Paul W. Enoch, Jr.
                                        ----------------------------------
                                        PAUL W. ENOCH, JR.



ACKNOWLEDGED BY :

LENDER:

NET/TECH INTERNATIONAL, INC.

BY: /s/ Glenn Cohen
    -------------------------------
ITS: President and COO
     ------------------------------

                                    EXHIBIT A


                            STOCK PURCHASE AGREEMENT


         THIS STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of May 6, 1997, by and between Paul W. Enoch, Jr., a resident of Nashville, Tennessee ("Enoch") and Net/Tech International, Inc., a Delaware corporation (the "Company").

                               W I T N E S S E T H:

         WHEREAS, Enoch desires to purchase and the Company desires to sell four hundred thousand(400,000) shares of Common Stock, $0.01 par value, of the Company (the "Common Stock");

         WHEREAS, Enoch and the Company have agreed that Enoch will purchase the Shares, as hereinafter defined, pursuant to the terms and conditions of this Agreement.

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration set forth hereafter, the receipt and sufficiency of which are hereby acknowledged, Enoch and the Company hereby agree as follows:

         1. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and in reliance on the representations and warranties contained herein, the Company hereby agrees to sell, transfer, assign, and convey to Enoch, and Enoch hereby agrees to acquire and purchase from the Company four hundred thousand (400,000) shares (individually, a "Share" and, collectively, the "Shares") of Common Stock of the Company.

         2. Purchase Price and Payment. The aggregate purchase price of the Shares is Five Hundred Thousand and No/100ths Dollars ($500,000.00). Payment of the purchase price shall be made by Enoch at the Closing, as hereinafter defined, by wire transfer or certified cashier's check.

         3. The Closing. The closing ("Closing") with respect to the purchase and sale of the Shares is to take place on or before June 20, 1997, unless such date is extended by the mutual agreement of the parties hereto. The Company shall deliver or cause to be delivered to Enoch at the Closing a certificate or certificates evidencing the number of Shares purchased hereunder, with said Shares bearing a legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.



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         4. Representations and Warranties of Enoch. Recognizing that the
Company will be relying on the information and on the representations and warranties set forth herein, Enoch hereby acknowledges, represents, and warrants to the Company as follows:

                  (a) Authority. Enoch is an individual and is over 21 years of age. Enoch has full power and authority to execute, deliver, enter into, and perform this Agreement and all agreements, instruments, and documents contemplated hereby and to carry out the transactions contemplated hereby. This Agreement is a valid and binding obligation of Enoch, enforceable against him in accordance with its terms, subject to the limitations imposed by bankruptcy, insolvency, moratorium, or similar laws or provisions of general application, and to the availability of equitable remedies.

                  (b) Purchase for Investment. Enoch is the sole party in interest in purchasing the Shares and is acquiring the Shares solely for his own investment and not with a view to the resale or distribution thereof. Enoch has no present or contemplated agreement, understanding, intent, arrangement, or commitment providing for or which is likely to compel the transfer, pledge, sale, or disposition of the Shares. He will not attempt to sell, transfer, convey, or otherwise dispose of all or any part of the Shares except in accordance with applicable law, including applicable state and federal securities laws.

                  (c) Accredited Investor. Enoch is an "accredited investor," as defined in Rule 501(a) of Regulation D promulgated by the Securities and Exchange Commission.

                  (d) Suitability of Investment. Enoch has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of his purchase of the Shares, is able to bear the substantial economic risks of an investment in the shares, and can afford the complete loss of his investment.

                  (e) Non-Contravention. Neither the execution and delivery of this Agreement nor the carrying out of any of the transactions contemplated hereby, will in any material respect contravene, violate, or result in the breach of, any agreement or instrument to which Enoch is a party or by which he is bound, or of any law or governmental order, rule, or regulation which is applicable to Enoch or will result in the creation or imposition of any security interest, mortgage, lien, encumbrance, or charge upon any of the properties or assets of Enoch. No consents or approvals of any persons or entities, governmental or otherwise, are required which have not been obtained in respect of the execution and delivery of this Agreement and the carrying out of the transactions contemplated hereby on the part of Enoch.

                  (f) Restricted Securities. Enoch understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any State, and may be required to be held indefinitely unless they are subsequently registered under the Securities Act and the securities laws of any applicable state, or an exemption from such registration is available. He also understands that the Company is under no obligation to register the Shares.

                  (g) Survival. The representations, warranties, and agreements of Enoch contained herein shall survive the execution and delivery of this Agreement and the purchase of the Shares.

         5. Representations and Warranties of the Company. Recognizing that Enoch will be relying on the information and on the representations and warranties set forth herein, the Company hereby acknowledges, represents, and warrants to Enoch as follows:

                  (a) Organization, Corporate Power and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and authority to own all of its properties and assets and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which it owns a material amount of property or conducts a material amount of business.

                  (b) Authorization and Validity. The Company has the corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated on its part hereby. The execution and delivery of this Agreement and the consummation by the Company of such transactions have been duly authorized by its Board of Directors; and this Agreement has been duly executed and delivered by and constitute valid and binding agreements of the Company.

                  (c) Capitalization. The authorized capital stock of the Company consists of twenty million (20,000,000) shares of Common Stock, $0.01 par value. Prior to the sale of the Shares contemplated hereby, there are approximately five million six hundred thousand (5,600,000) shares of the Company's Common Stock issued and outstanding. All of the issued and outstanding shares of the Company's Common Stock have been duly authorized, validly issued, and are fully paid and nonassessable.

                  (d) Non-Contravention. Neither the execution nor delivery of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will violate any provision of any applicable law or of the Certificate of Incorporation or Bylaws of the Company or violate, or result in the creation or imposition of any lien, charge, pledge, security interest or other encumbrance upon any of the property of the Company pursuant to any provision of, any mortgage, lien, lease, agreement, deed of trust or other instrument to which the Company is a party or to which it is subject, or constitute an event permitting termination of any mortgage, lien, lease, agreement, deed of trust or other instrument to which the Company is a party.

                  (e) Litigation. There is no action, suit, proceeding or claim, or investigation or review by any governmental agency, pending or threatened, or any state of facts which would lead to such, against or affecting the Company or any of its properties, business or goodwill; and there is no outstanding order, rule, judgment, writ, injunction or decree of any court, government or governmental agency or arbitrator against or affecting the Company or its assets, business or goodwill.

                  (f) Compliance with Laws. The Company has complied in all material respects with the laws and regulations of federal, state, local and other governmental authorities (including agencies thereof) which are applicable to the business or properties of the Company (including, without limitation, all laws and regulations relating to environmental protection, safety and health of employees and work environs, and employment discrimination), a violation of which would have a material adverse effect on the business, operations, condition (financial or otherwise) or properties of the Company.

                  (g) Survival. The representations, warranties, and agreements of the Company contained herein shall survive the execution and delivery of this Agreement and the purchase of the Shares by Enoch.

         6. Conditions to Closing. (a) The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the conditions that the representations and warranties set forth in Section 4 are true and correct on and as of the date hereof and shall be true and correct on and as of the date of Closing, and Enoch shall have complied with all covenants and agreements and satisfied all conditions on his part to be performed or satisfied prior to Closing and the Company may request a certificate to that effect signed by Enoch at Closing.

                  (b) The obligations of Enoch to consummate the transactions contemplated by this Agreement are subject to the conditions that the representations and warranties set forth in Section 5 are true and correct on and as of the date hereof and shall be true and correct on and as of the date of Closing, and that the Company shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied prior to Closing and Enoch may request a certificate to that effect signed by the President of the Company at Closing.

         7. Miscellaneous. (a) Each notice and other communication hereunder shall be in writing and shall be delivered or mailed by registered mail, return receipt requested, and shall be deemed to have been given on the date of its delivery, if delivered, and on the third (3rd) full business day following the date of the mailing, if mailed, to each of the parties thereto at the following respective addresses or such other address as may be specified in any notice delivered or mailed as above provided:

                  (i)   If to Enoch, to:

                           Paul W. Enoch, Jr.
                           330 Commerce Street
                           Nashville, Tennessee 37201

                           With a copy to:

                           Elizabeth E. Moore, Esq.
                           Stokes & Bartholomew, P.A.
                           424 Church Street, Suite 2800
                           Nashville, Tennessee 37219

                  (ii)  If to the Company, to:

                           Net/Tech International, Inc.
                           Attention: Glenn E. Cohen, President & Chief
                                      Operating Officer
                           1 West Front Street, Suite 30
                           Red Bank, New Jersey 07701

                  (b) This Agreement, including the exhibits and schedules hereto, contains the entire agreement and understanding of the parties, and neither this Agreement nor any term or provision hereof may be changed, waived, discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

                  (c) This Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto and their successors, representatives, executors, and permitted assigns, except as otherwise expressly provided herein. None of the parties hereto may assign any of his rights, duties, or obligations under this Agreement without the prior written consent of the other parties hereto, except as otherwise expressly provided herein.

                  (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original.

                  (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

                  (f) The Section headings are for reference only and shall not limit or control the meaning of any provision of this Agreement.

                  (g) No delay or omission on the part of any party hereto in exercising any right hereunder shall operate as a waiver of such right or any other right under this Agreement; however, any of the terms or conditions of this Agreement which may be waived, may be waived in writing at any time by any party hereto which is entitled to the benefit thereof.

                  (h) The parties hereto agree that the provisions of this Agreement and the performance of each party hereunder may be enforced by any right or remedy available at law or in equity, including, but not limited to, the remedy of specific performance.

                  (i) Time is of the essence in the performance of this Agreement.

                  (j) Company and Enoch shall each bear their own expenses in connection with the Agreement, except as may be provided herein.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    /s/ Paul W. Enoch, Jr.
                                    ------------------------------------
                                    Paul W. Enoch, Jr.


                                    NET\TECH INTERNATIONAL, INC.

                                    By: /s/ Glenn Cohen
                                        --------------------------------
                                    Title: President and COO
                                           -----------------------------